Exhibit 10.3

CONSULTING AGREEMENT

                    CONSULTING AGREEMENT, dated as of April 24, 2009, by and between XL Capital Ltd, a Cayman Islands corporation (the “Company”), and Brian O’Hara (the “Consultant”), an individual.

                    WHEREAS, the Consultant was employed by the Company as its Chief Executive Officer and he was Chairman of its Board of Directors; and

                    WHEREAS, the Company desires to retain the services of the Consultant, and the Consultant desires to be retained by the Company, subject to and in accordance with the terms and conditions set forth herein; and

                    WHEREAS, the Consultant and the Company have agreed to the noncompetition, nonsolicitation and confidentiality provisions set forth herein.

                    NOW, THEREFORE, in consideration of the conditions and covenants set forth herein, the parties hereto hereby agree as follows:

                    1. Agreement. The Company hereby retains the Consultant as a consultant to the Company on and subject to the terms and conditions set forth herein, and the Consultant hereby accepts such consultancy, on and subject to such terms and conditions.

                    2. Consulting Services. During the Consulting Term (as defined below), the Consultant shall provide such consulting services to the Company commensurate with his status and experience as the former Chairman and Chief Executive Officer of the Company with respect to such matters as shall be reasonably requested from time to time by the Chief Executive Officer of the Company. Such services shall include, but not be limited to, services in connection with the Company’s ongoing operations, including, without limitation, advising on industry activities, government and public affairs matters and client relationship matters, and in connection with the defense and/or investigation of any third party claim or any investigation or proceeding relating to the Company or its Affiliates (as defined below). The Consultant shall not, by virtue of the consulting services provided hereunder, be considered an officer or employee of the Company, and he shall have no power or authority to contract in the name of or bind the Company or its Affiliates.

                    3. Consulting Fee. During the Consulting Term, in consideration of the services to be provided by the Consultant to the Company described herein and in consideration for the covenants of the Consultant set forth herein, the Company shall pay the Consultant a fee in the amount of $800,000 per year, payable (i) $800,000 on May 1, 2009, (ii) $800,000 on January 4, 2010, and (iii) $800,000 on December 31, 2010. The Consultant shall not be entitled to participate in any employee benefit plans maintained by the Company or any of its Affiliates by reason of this Agreement.

                    4. Consulting Term. The period during which the Consultant will be retained by the Company to provide the consulting services hereunder shall commence on April 25, 2009 and shall terminate on the third anniversary thereof, unless sooner terminated as provided in this

Section 4 (the “Consulting Term”). Notwithstanding the foregoing, the Consulting Term will end on the date of the Consultant’s death or termination of service due to his Permanent Disability (as defined below), and the Consulting Term may be terminated by the Company for Cause (as defined below). For purposes of this Agreement, the term “Cause” shall mean the Consultant’s (a) fraud or dishonesty in connection with the performance or provision by the Consultant of his services under this Agreement, (b) material breach of any of the terms of this Agreement or (c) the Consultant’s conviction of, or plea of nolo contendere to, a felony. For purposes of this Agreement, the term “Permanent Disability” means those circumstances where the Consultant has been unable to provide his services as described in this Agreement for at least 60 continuous days because of physical, mental or emotional incapacity resulting from injury, sickness or disease, and will be unable to continue to provide his services as described in this Agreement for a total of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the Company and approved by the Consultant (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

                    5. Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable expenses incurred by him in the course of performing his services under this Agreement (which expenses are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses), subject to the Company’s requirements with respect to reporting and documentation of expenses.

                    6. Noncompetition and Nonsolicitation. Since the Consultant has obtained in the course of his employment with the Company and his service as Chairman of the Board, and is likely to obtain in the course of his service as a consultant hereunder, knowledge of trade secrets, know-how, products and services (including products and services under development), techniques, methods, lists, computer programs and software and other confidential information relating to the Company and its Affiliates, and their employees, clients, business or business opportunities, the Consultant hereby undertakes that, during the period beginning on the date hereof and ending on April 25, 2012:

           (a) the Consultant will not (either alone or jointly with or on behalf of others and whether directly or indirectly) encourage, entice, solicit or endeavor to encourage, entice or solicit away from employment with the Company or its Affiliates, or hire or cause to be hired, any officer or employee of the Company or its Affiliates (or any individual who was within the prior twelve months an officer or employee of the Company or its Affiliates), or encourage, entice, solicit or endeavor to encourage, entice or solicit any individual to violate the terms of any employment agreement or arrangement between such individual and the Company or any of its Affiliates;

           (b) the Consultant will not (either alone or jointly with or on behalf of others and whether directly or indirectly) interfere with or disrupt or seek to interfere with or disrupt (A) the relationships between the Company and its Affiliates, on the one hand, and any customer or client of the Company and its Affiliates, on the other hand, (including any insured or reinsured party) who during the period of twenty-four months immedi-

ately preceding the date of this Agreement shall have been such a customer or client, or (B) the supply to the Company and its Affiliates of any services by any supplier or agent or broker who during the period of twenty-four months immediately preceding the date of this Agreement shall have supplied services to any such person, nor will the Consultant interfere or seek to interfere with the terms on which such supply or agency or brokering services during such period as aforesaid have been made or provided; and

           (c) the Consultant, without the express written consent of the Company (which shall not be unreasonably withheld), will not (either alone or jointly with or on behalf of others and whether directly or indirectly) whether as an employee, consultant, partner, principal, agent, distributor, representative, director or stockholder (except solely as a less than one percent stockholder of a publicly traded company), engage in any activities in Bermuda, the United States or greater London if such activities are competitive with the businesses that (i) are then being conducted by the Company or its Affiliates and (ii) during the period of the Consultant’s employment or consultancy were either being conducted by the Company or its Affiliates or actively being developed by the Company or its Affiliates.

                    For purposes of this Agreement, an “Affiliate” of the Company means any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company, and such term shall specifically include, without limitation, the Company’s majority-owned subsidiaries.

                    The limitations on the Consultant set forth in this Section 6 shall also apply to any agent or other representative acting on behalf of the Consultant.

                    While the restrictions aforesaid are considered by both parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for reasons unforeseen and accordingly it is hereby declared and agreed that if any of such restrictions or the geographic, duration or other scope thereof shall be adjudged to be void as going beyond what is reasonable in the circumstances for the protection of the interests of the Company and its Affiliates but would be valid if part of the wording thereof were deleted and/or the periods thereof reduced and/or geographic or other area dealt with thereby reduced in scope then said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

                    7. Confidential Information. The Consultant covenants that he shall not, without the prior written consent of the Company, use for his own benefit or the benefit of any other person or entity other than the Company and its Affiliates or disclose to any person, other than an employee of the Company or other person to whom disclosure is necessary to the performance by the Consultant of his duties as a consultant to the Company, any confidential, proprietary, secret, or privileged information about the Company or its Affiliates or their business or operations, including, but not limited to, information concerning trade secrets, know-how, software, data processing systems, policy language and forms, inventions, designs, processes, formulae, notations, improvements, financial information, business plans, prospects, referral sources, lists of suppliers and customers, legal advice and other information with respect to the affairs, business, clients, customers, agents or other business relationships of the Company or its Affiliates (the “Confidential Information”). The Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential proprietary or privileged information or data relating to the Company or any of its Affiliates or predecessor companies, and their respective businesses, which shall have been obtained by the Consultant during his employment or consultancy, unless and until such information has become known to the public generally (other than as a result of unauthorized disclosure by the Consultant) or unless he is required to disclose such information by a court or by a governmental body with apparent authority to require such disclosure. The foregoing covenant by the Consultant shall be without limitation as to time and geographic application. The Consultant acknowledges and agrees that he shall have no authority to waive any attorney-client or other privilege without the express prior written consent of the Compensation Committee of the Company’s Board of Directors as evidenced by the signature of the Company’s General Counsel.

                    8. Return of Company Property. The Consultant agrees that, upon the expiration or termination of the Consulting Term, he will immediately return to the Company all materials containing or reflecting the Confidential Information and all copies, reproductions and summaries thereof, in his possession or under his control and shall erase all Confidential Information from all media in his possession or under his control, and, if the Company so requests, shall certify in writing that he has done so. All Confidential Information is and shall remain the property of the Company or its Affiliates, as the case may be.

                    9. Indemnification. The Company shall indemnify the Consultant against expenses incurred and damages paid or payable by him with respect to claims based on actions or failures to act by the Consultant in his capacity as a consultant under this Agreement, but not including expenses incurred or damages paid or payable by the Consultant arising out of his gross negligence or willful misconduct.

                    10. General Provisions.

                    (a) This Agreement constitutes the entire understanding of the Company and the Consultant with respect to the subject matter hereof and supersedes all prior understandings, written or oral, with respect thereto. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of the Company or the Consultant to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                     (b) This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York, without regard to its conflict of laws provisions.

                    (c) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                    (d) Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by courier, or by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

XL Capital Ltd
One Bermudiana Road
Hamilton HM11, Bermuda
Att’n: General Counsel

If to the Consultant:

To the last address delivered to
the Company by the Consultant in
the manner set forth herein.

                    (e) The Consultant and the Company agree that the Consultant is acting as an independent contractor to the Company for all purposes with regard to the performance of his services hereunder during the Consulting Term, including, without limitation, for US Federal (including social security and unemployment), state and local tax purposes. The Consultant shall be solely responsible for fulfilling when due all Federal, state and local income tax and self-employment tax obligations arising in connection with his consultancy for the Company. Should the Company be required to pay any such tax or payment, the Consultant shall promptly reimburse the Company for such tax or payments, including any interest and penalties with respect thereto. Should it be determined that any payment hereunder is subject to withholding of tax under applicable law, all payments to be made hereunder shall be net of applicable income, employment, social security or other taxes required to be withheld therefrom.

                    (f) Any dispute between the parties hereto arising from or relating to the terms of this Agreement or the Consultant’s services hereunder shall, except as otherwise provided in this Section 10(f), be resolved by arbitration held in New York City, New York, in accordance with the rules of the American Arbitration Association. The Consultant acknowledges that the Company and its Affiliates will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if the Consultant breaches his obligations under Section 6 or 7 hereof. Accordingly, the Consultant agrees that the Company and its Affiliates will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by the Consultant of his obligations under Section 6 or 7 hereof in any Federal or state court sitting in the City and State of New York or court sitting in Bermuda or the United Kingdom, or, at the Company’s or any Affiliate’s election, in any other jurisdiction in which the Consultant maintains his residence or his principal place of business. The Consultant hereby submits to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Company or its Affiliates to obtain such injunctive relief, and the Consultant agrees that process in any or all of those actions or proceedings may be served by registered mail or delivery, addressed to the last address of the Consultant known to the Com-

pany or its Affiliates, or in any other manner authorized by law. The Consultant further agrees that, in addition to any other remedies available to the Company or its Affiliates by operation of law or otherwise, because of any breach by the Consultant of his obligations under Section 6 or 7 hereof he will forfeit any and all rights to any payments to which he might otherwise then be entitled by virtue of this Agreement and such payments may be suspended so long as any good faith dispute with respect thereto is continuing.

                    (g) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. No rights or obligations of the Consultant under this Agreement may be assigned or transferred by him. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation or amalgamation or scheme of arrangement in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes by operation of law or in writing duly executed by the assignee or transferee all of the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

                    (h) It is intended that this Agreement will comply with Section 409A and Section 457A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. If an amendment of the Agreement is necessary in order for it to so comply, the parties hereto will negotiate in good faith to amend the Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. No action or failure to act, pursuant to this Section 10(h) shall subject the Company to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect the Consultant from the obligation to pay any taxes pursuant to Section 409A or 457A of the Code. With respect to any reimbursement arrangements of the Company and its Affiliates that constitute deferred compensation for purposes of Section 409A, except as otherwise permitted by Section 409A, the following conditions shall be applicable: (i) the amount eligible for reimbursement under any such arrangement in one calendar year may not affect the amount eligible for reimbursement under such arrangement in any other calendar year, (ii) any reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.

                    IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Consultant has hereunto set his hand as of the day and year first above written.

CONSULTANT

/s/ Brian O’Hara

Brian O’Hara

XL CAPITAL LTD

By:	/s/ Kirstin Gould

Name: Kirstin Gould
Title: Executive Vice President
General Counsel & Secretary